EXHIBIT 10.12

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the “Fourth Amendment”), dated and effective as of March 10, 2004 (the “Effective Date”), is entered into by and between OAKLAND CORPORATE CENTER, L.L.C., a Delaware limited liability company (“Landlord”), and VERSATA, INC., a Delaware corporation (“Tenant”), who agree as follows:

1.    RECITALS.    This Fourth Amendment is made with reference to the following facts and objectives:

1.1    Kaiser Aluminum & Chemical Corporation, through its agent, Kaiser Center, Inc., as landlord (“Kaiser”), and Tenant, as tenant, entered into a Lease Agreement dated April 10, 2000 (the “Original Lease”), covering premises located on the 12th, 13th, 14th and 15th floors of that office tower located on the city block bounded by Webster, 20th, 21st and Harrison Streets in Oakland, California (the “Building”), commonly known as 300 Lakeside Drive.

1.2    The Original Lease was subsequently amended by that First Amendment to Lease Agreement dated July 17, 2000 (the “First Amendment”), that Second Amendment to Lease Agreement dated May 23, 2001 (the “Second Amendment”), and that Consent to Sublease and Third Amendment to Lease dated July 16, 2001 (the “Third Amendment”). The Original Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, may be referred to in this Fourth Amendment as the “Lease.”

1.3    The Lease covers certain premises located on the 13th floor of the Building (the “13th Floor Premises”), the 14th floor of the Building (the “14th Floor Premises”) and the 15th floor of the Building (the “15th Floor Premises”), all as more particularly described in the Lease. The 13th Floor Premises, the 14th Floor Premises and the 15th Floor Premises may be collectively referred to in this Fourth Amendment as the “Premises.” The premises on the 12th floor of the Building covered by the Original Lease were surrendered by Tenant and removed from the Lease pursuant to the Second Amendment and are no longer part of the Premises.

1.4    Pursuant to (i) that Sublease Agreement dated September 26, 2001, between Tenant and JWD Group, a California corporation (“JWD”), covering a portion of the 14th Floor Premises (the “JWD Premises”), together with that Consent of Master Lessor dated October 12, 2001, executed by Kaiser, and that First Amendment to Sublease Agreement dated December 1, 2002, between Tenant and JWD (collectively, the “JWD Sublease”) and (ii) that Sublease Agreement dated September 26, 2001, between Tenant and Liftech Consultants, Inc., a California corporation (“Liftech”), covering another portion of the 14th Floor Premises (the “Liftech Premises”), together with that Consent of Master Lessor dated October 12, 2001, executed by Kaiser (collectively, the “Liftech Sublease”), Tenant sublet the 14th Floor Premises to JWD and Liftech, excluding that portion of the 14th Floor Premises identified in the JWD Sublease as “Training Room 1” (the “Training Room”), which Tenant retained.

1.5    Pursuant to that Sublease Agreement dated September 1, 2003, between Tenant and NeuStar, Inc., a Delaware corporation (“Neustar”), covering a portion of the 13th Floor Premises (the “Neustar Premises”), together with that Consent to Sublease Agreement dated September 9, 2003, between Tenant, Neustar and Landlord, and that First Amendment to Sublease Agreement dated February 5, 2004, between Tenant and Neustar (collectively, the “Neustar Sublease”), Tenant sublet a portion of the 13th Floor Premises to Neustar.

1.6    Landlord is the current owner of the Building and is the successor to all right, title and interest of Kaiser under the Lease.

1.7    Tenant currently occupies a portion of the 15th Floor Premises and desires to reduce its obligations under the Lease to 25,144 rentable square feet (“Remaining Premises”) for the balance of the Lease term, and Landlord is willing to amend the Lease to reduce Tenant’s obligations in consideration of and on the terms and conditions set forth in this Fourth Amendment. As used in this Fourth Amendment, the term “Remaining Premises” refers to the portion of the Premises which Tenant shall ultimately occupy, whether that portion is ultimately determined to be the 13th Floor Premises or the 15th Floor Premises in accordance with Section 2.5 of this Fourth Amendment. Landlord and Tenant acknowledge that the terms of this Fourth Amendment provide a material benefit to both parties by significantly reducing Tenant’s Lease obligations while permitting Tenant to continue to use and occupy a portion of the Premises without the costs and uncertainties of litigation or other legal process.

2.    LEASE AMENDMENTS.    Subject to and conditioned upon the satisfaction of all of the conditions described in Section 3 below, the Lease will be amended as follows:

2.1    Term.

(a)    Section 2.02 of the Lease is hereby deleted in its entirety and replaced as follows:

With respect to the Remaining Premises (as determined under Section 2.5 below), the Term shall expire at 11:59 p.m. on August 31, 2010 (the “Expiration Date”), unless earlier terminated pursuant to the provisions of the Lease, as amended by this Fourth Amendment. With respect to the 14th Floor Premises, the Term shall expire at 11:59 p.m. on August 31, 2008 (the “14th Floor Expiration Date”), unless earlier terminated pursuant to the provisions of the Lease, as amended by this Fourth Amendment.

(b)    Section 2.05 of the Lease is hereby deleted in its entirety. Tenant shall have no options or other rights to extend the Term beyond the Expiration Date.

2.2    Base Rent Adjustment.    Sections 3.01 and 3.02 of the Lease are hereby amended to provide that, retroactive to January 1, 2004 (the “Rent Adjustment Date”), Tenant’s obligation to pay Base Rent will be reduced and will be calculated in accordance with this

Section 2.2 based only on the new rentable square footage of the Remaining Premises, which Landlord and Tenant hereby agree is 25,144 rentable square feet. Base Rent shall be payable in advance, on the first day of each calendar month, without deduction, set-off, prior notice or demand; provided, however, that Base Rent for the first ten (10) months following the Rent Adjustment Date, in the amount of $607,960 (“Advance Rent”), shall be paid to Landlord in advance from the proceeds of the Letter of Credit held by Landlord, in accordance with Section 3.1 below. The monthly Base Rent payable by Tenant from and after the Rent Adjustment Date will be as follows:

Period		Monthly Base Rent/rsf	Monthly Base Rent
Months	1-36
(1/1/04-12/31/06)		$2.42	$60,796.00
Months	37-48
(1/1/07-12/31/07)		$2.90	$72,974.78
Months	49-60
(1/1/08-12/31/08)		$3.05	$76,623.52
Months	61-72
(1/1/09-12/31/09)		$3.14	$79,051.81
Months	73-80
(1/1/10-8/31/10)		$3.31	$83,304.48

2.3    Letter of Credit.    Landlord acknowledges that, as of the date on which Landlord has drawn on and received payment under the Letter of Credit in accordance with Section 3.1 below, it will no longer hold any letter of credit or other security deposit as security for Tenant’s performance of its obligations under the Lease, as amended by this Fourth Amendment; provided, however, that nothing in this Section 2.3 will affect Landlord’s rights with respect to the letters of credit to be delivered and transferred to Landlord in accordance with Section 3.2(a) below. Section 4 of the Lease as amended is hereby deleted and all references to the Letter of Credit in the Lease shall be deleted.

2.4    Operating Expense Adjustment.    Effective as of the Rent Adjustment Date, Section 5.01 of the Lease will be amended to read as follows:

“Base Year” shall mean the year January 1, 2004 through December 31, 2004. Beginning January 1, 2005 and continuing annually thereafter, in addition to Base Rent, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of any increase in Operating Expense for the forthcoming calendar year over Operating Expense for the Base Year. “Tenant’s Share” shall mean the percentage that the total rentable square footage in the Remaining Premises is of the total rentable square footage in the Building, which percentage the parties agree equals three and 25/100 percent (3.25%).

Section 5.03 of the Lease is hereby modified such that January 1, 2002 shall now be January 1, 2005.

2.5    Determination of Remaining Premises.

(a)    Tenant shall have the sole right to communicate and negotiate with Neustar to extend or expand the Neustar Sublease within the 13th Floor Premises. If Tenant and Neustar mutually agree, in their respective discretion, on the terms of any such extension or expansion, Tenant and Neustar will execute (in form and content reasonably acceptable to Landlord which consent by Landlord shall not be unreasonably withheld, delayed or conditioned) an amendment to the Neustar Sublease (the “Neustar Amendment”) confirming the terms of the expansion or extension by no later than June 2, 2004. If Neustar and Tenant execute such amendment to the Neustar Sublease by June 2, 2004 then: (i) the 13th Floor Premises shall be designated as the Remaining Premises; (ii)Tenant shall surrender the 15th Floor Premises to Landlord on or before September 1, 2004, in the condition that exists as of the date hereof, provided Tenant shall remove its furniture, furnishings, equipment, personal property and other effects (excluding the 15th Floor workstation cubicles); (iv) the 15th Floor Premises will be deleted from the Premises covered by the Lease; and (v) Tenant will have no further rights or obligations with respect to the 15th Floor Premises arising or accruing after the date of surrender; provided, however, that the deletion of the 15th Floor Premises will not serve to release, waive or discharge any obligations that Tenant might have with respect to the 15th Floor Premises arising or accruing before the date of surrender. All furniture, furnishings, equipment and personal property of Tenant that is not removed by Tenant upon the surrender of the 15th Floor Premises will, at Landlord’s election, be disposed of by Tenant or become the property of Landlord.

(b)    If Tenant and Neustar do not execute an amendment to the Neustar Sublease pursuant to Section 2.5(a) by June 2, 2004, Landlord may at its sole discretion discuss, negotiate or otherwise communicate directly with Neustar regarding Neustar’s interest in leasing other or additional space in the Building. Neither any such discussions, negotiations or communications between Landlord and Neustar taking place after June 2, 2004, nor any agreement that Landlord and Neustar may reach as a result of such discussions, negotiations or communications will give rise to any right or claim by Tenant against Landlord for interference with contractual relations or otherwise, and Tenant hereby waives and releases Landlord from any and all claims in connection therewith provided that no claims arising out of such discussions, negotiations or communications are brought against Tenant by Neustar nor reduce Neustar’s obligation under the Neustar Sublease. In addition, Landlord will, by written notice given to Tenant by no later than June 15, 2004, designate either the 15th Floor Premises or the 13th Floor Premises as the Remaining Premises. If the 15th Floor Premises are designated as the Remaining Premises, then (i) Tenant will cause the 13th Floor Premises to be surrendered to Landlord on or before September 1, 2004, in the condition that exists as of the date hereof; (ii) all furniture, furnishings, equipment and personal property of Tenant on the 13th Floor Premises will, at Landlord’s election, be disposed of by Tenant or become the property of Landlord, subject to Neustar’s right to remove any furniture, furnishings, equipment or personal property under the Neustar Sublease; (iii) the 13th Floor Premises will be deleted from the Premises covered by the Lease; and (iv) Tenant will have no further rights or obligations with respect to the 13th Floor Premises arising or accruing after the date of surrender; provided, however, that the deletion of the 13th Floor Premises will not serve to release, waive or discharge any obligations that Tenant might have with respect to the 13th Floor Premises arising or accruing prior to the date of surrender. If the 13th Floor Premises are designated as the Remaining Premises, then (i) Tenant will relocate Tenant’s occupancy to the 13th Floor Premises within ninety (90) days from Landlord’s notice; (ii) Tenant will surrender the 15th Floor Premises to Landlord within ninety (90) days following the date of Landlord’s notice and in the condition that exists as of the date hereof; (iii) the 15th Floor Premises will be deleted from the Premises covered by the Lease; and (v) Tenant will have no further rights or obligations with respect to the

15th Floor Premises arising or accruing after the date of surrender; provided, however, that the deletion of the 15th Floor Premises will not serve to release, waive or discharge any obligations that Tenant might have with respect to the 15th Floor Premises arising or accruing prior to the date of surrender. All furniture, furnishings, equipment and personal property of Tenant that is not removed by Tenant upon the surrender of either the 13th or the 15th Floor Premises will, at Landlord’s election, be disposed of by Tenant or become the property of Landlord.

(c)    No Other Effect on Neustar Sublease.    Except as otherwise provided in this Section 2.5 and subject to Landlord’s rights under the Lease and the Neustar Sublease, this Fourth Amendment does not in any way prohibit or restrict Tenant’s right or ability to extend the term or expand the rentable square footage of the Neustar Sublease or its right or ability to sublease, assign or transfer the Remaining Premises or portion thereof to any other third party.

(d)    Amendment to Lease.    Once the location of the Remaining Premises has been determined, Landlord and Tenant will execute an amendment to the Lease confirming the location of the Remaining Premises and the deletion of the 13th Floor Premises or the 15th Floor Premises from the Lease, as the case may be; provided, however, that the parties’ failure to execute such an amendment will not affect the effectiveness of the provisions of this Section 2.5. Regardless of whether the 13th Floor Premises or the 15th Floor Premises are determined to be the Remaining Premises, the Base Rent and Tenant’s Share of Operating Expense payable by Tenant under Sections 2.2 and 2.4 of this Fourth Amendment will not be affected thereby. Regardless of whether Tenant is relocated and without limiting the rights of the parties under the Neustar Sublease, Neustar will remain as a subtenant of Tenant pursuant to the Neustar Sublease, unless otherwise agreed by Landlord, Tenant and Neustar.

(e)    Landlord’s Right to Exhibit Premises.    In addition to the terms of Section 10.07 of the Lease, Landlord will have the right to enter the 13th Floor Premises (subject to NeuStar’s rights under the Sublease) and the 15th Floor Premises with reasonable advance notice and without disruption or interference with Tenant’s and Neustar’s use of the Premises for purposes of exhibiting the 13th Floor Premises and the 15th Floor Premises to prospective tenants.

2.6    Deleted 12th Floor Premises.    Section 7 of the Second Amendment is hereby deleted from the Lease, and neither Landlord nor Tenant will have any obligation to pay or refund to the other any Rent or other amounts under that section or otherwise with respect to the Deleted 12th Floor Premises.

2.7    Exterior Signage.    The provisions of Section 7.05 of the Lease with respect to Exterior Signage are hereby deleted.

2.8    Right of First Offer.    Section 20 of the Lease is hereby deleted.

2.9    Parking.    Section 21.14 of the Lease is hereby amended to reduce the number of Base Parking Spaces to 20 spaces and to reduce the number of Additional Parking Spaces to zero (0). All references to “Additional Spaces” are hereby deleted and the third, fourth and fifth sentences are deleted and replaced as follows:

If, at the one year anniversary of the Effective Date of this Fourth Amendment, Tenant fails to contract for some or all of the Base Parking Spaces, or has contracted for but not used some or all of the Base Parking Spaces, then Tenant’s right to contract for the Base Parking Spaces not contracted for or not used shall terminate.

This Section 2.9 will not affect or reduce the parking rights of JWD, Liftech or Neustar under their respective subleases and shall be in addition to the above Base Parking Spaces.

2.10    For purpose of Sections 12.05, 14.01(e) and 14.02 of the Lease, the term “Premises” in such Sections shall be replaced with the term “Remaining Premises”.

2.11    Notices.    Section 21.02 of the Lease is hereby amended so that Notices to Landlord and Tenant shall be addressed as follows:

To Landlord:	with a copy to:
100 N. Sepulveda Boulevard Suite 100 El Segundo, California 90245 Attention: Mr. Larry Matsui And 300 Lakeside Drive Suite 130 Oakland California 94612 Attention: General Manager

Allen Matkins Leck Gamble & Mallory LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

And

Wendel, Rosen, Black & Dean, LLP

1111 Broadway, 24th Floor

Oakland, California 94607

Attention: Timothy Williams, Esq.

To Tenant: Versata, Inc. The Remaining Premises Attention: Chief Financial Officer Attention: General Counsel

3.    COVENANTS AND CONDITIONS.

3.1    Condition to Effectiveness of Amendment.    The continued effectiveness of this Fourth Amendment is conditioned on the satisfaction of the condition described in Section 3.1(a) (the “Letter of Credit Condition”) within the time period set forth in Section 3.1(b) below, which condition is for the exclusive benefit of Landlord and may be waived by Landlord, in its sole discretion:

(a)    Payment to Landlord.    In partial consideration for Landlord entering into this Fourth Amendment and including, without limitation, Landlord’s agreement by virtue of this Fourth Amendment to reduce Tenant’s rent and other obligations over the remaining Term of the Lease, Tenant will pay to Landlord the sum of Four Million One Hundred Seventy-two Thousand Seven Hundred Thirty-one Dollars ($4,172,731.00) (the “Amendment Consideration”). Tenant’s payment of the Amendment Consideration is in addition to Tenant’s payment of the Advance Rent in accordance with Section 2.2, and the payment of the Amendment Consideration and the Advance Rent will be accomplished by Landlord’s draw of the entire amount of the Letter of Credit held by Landlord in the amount of Four Million Seven Hundred Eighty Thousand Six Hundred Ninety-one Dollars ($4,780,691.00). Landlord will draw on the Letter of Credit within five (5) days after the Effective Date, and Tenant agrees that it will cooperate with, and will neither take any action to oppose nor assert any defense against, Landlord’s draw on the Letter of Credit for the payment of the Amendment Consideration and the Advance Rent. The parties agree that (i) the Amendment Consideration constitutes partial consideration for the present and future benefits to be derived by Tenant as a result of this Fourth Amendment, (ii) the Amendment Consideration has been fully earned by Landlord and (iii) Tenant has no claim or interest to the Amendment Consideration or any portion thereof and (iv) the Amendment Consideration does not constitute security or payment for the performance of Tenant’s obligations under the Lease and Landlord’s receipt of the Amendment Consideration will in no way limit Landlord’s rights and remedies with respect to a default by Tenant under the Lease, as amended by this Fourth Amendment.

(b)    Time to Satisfy Condition.    If, despite Landlord’s and Tenant’s diligent efforts, the Letter of Credit Condition has not been satisfied by March 15, 2004, Landlord may give Tenant written notice that the condition has not been satisfied and if the condition has still not been satisfied within three (3) business days after delivery of such notice Landlord may, at its option and by written notice to Tenant within ten (10) business days after the end of such three (3) business day period, terminate this Fourth Amendment, in which event this Fourth Amendment will be of no further force or effect and the rights and obligations of the parties will be governed by the terms of the Lease, without regard to this Fourth Amendment and Landlord shall replenish the Letter of Credit and will credit against the Rent due under the Lease any Rent received by Landlord from Tenant (including amounts paid under Section 4.4 hereunder), JWD, Liftech or Neustar for the period from and after the Rent Adjustment Date. If Landlord fails to terminate this Fourth Amendment within such ten (10) business day period, Landlord shall be deemed to have waived the Letter of Credit Condition set forth in this Section 3.1. Notwithstanding the foregoing, if the delay in satisfying the Letter of Credit Condition is due to the delay (but not the refusal) of Greater Bay Bancorp to make payment under the Letter of Credit, then the date of March 15, 2004 will be extended to April 15, 2004 and Landlord and Tenant will continue to use diligent efforts to cause the Letter of Credit Condition to be satisfied. If the Letter of Credit Condition is still not satisfied by April 15, 2004 due to the delay (but not the refusal) of Greater Bay Bancorp to make payment under the Letter of Credit, then Landlord may, at its election, either (i) extend the April 15, 2004 date until the Letter of Credit Condition is satisfied or (ii) terminate this Fourth Amendment, in which event the termination provisions in this Section 3.1(b) above will apply. Tenant’s obligations under this Section 3.1 are both covenants and conditions.

3.2    Additional Obligations of Tenant.    In addition to Tenant’s obligations under Section 3.1, Tenant will do the following by March 15, 2004, and Tenant’s failure to complete any of the following by that date will be a default under the Lease, subject to receipt of notice and expiration of the applicable cure period under Section 14 of the Lease:

(a)    JWD and Liftech Letters of Credit.    Tenant will cause to be transferred and delivered to Landlord the letters of credit held by Tenant under the JWD Sublease and the Liftech Sublease in the amounts of $59,349.18 and $25,436.90, respectively. The letters of credit will be transferred to Landlord, at no cost to Landlord, either by delivery to

Landlord of (i) the original letters of credit (and all existing amendments thereto), together with an original amendment pursuant to which the letters of credit are amended to name Landlord as beneficiary or (ii) replacement letters of credit naming Landlord as beneficiary and otherwise containing the same terms and conditions as the existing letters of credit. If Tenant is unable to cause the letters of credit to be transferred to Landlord, Tenant may deliver to Landlord substitute security in the form or either cash or transferable letters of credit issued to Landlord by Tenant’s bank and otherwise on the terms of the existing letters of credit.

(b)    JWD and Liftech Rent.    All Base Rent, Operating Expenses, Additional Rent and other amounts previously received by Tenant from JWD and Liftech for any period from and after the Rent Adjustment Date will be paid by Tenant to Landlord

(c)    Warrants.    Tenant will deliver to Landlord warrants for 50,000 shares of Tenant’s Common Stock, in the form attached hereto as Exhibit A, priced at the Fair Market Value on the Effective Date as indicated by the Nasdaq National Market. “Fair Market Value” shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange.

(d)    Board Approval.    Tenant will deliver to Landlord a copy of a fully executed unanimous consent of Tenant’s board of directors authorizing and ratifying the execution and performance of this Fourth Amendment.

4.    ASSIGNMENT AND PAYMENT OF RENTS UNDER SUBLEASES.

4.1    Payment of Rent Under JWD and Liftech Subleases.    Unless and until Landlord elects to have Tenant’s interests under the JWD Sublease and the Liftech Sublease assigned to Landlord pursuant to Section 4.2 below, JWD and Liftech will continue to occupy the JWD Premises and the Liftech Premises as subtenants of Tenant under the JWD Sublease and the Liftech Sublease, respectively. Unless and until otherwise directed by Landlord as provided in this Section 4.1, Tenant will continue to collect Rent from JWD and Liftech and will pay such Rent to Landlord promptly upon receipt from JWD and Liftech. At any time after the Effective Date, Landlord may notify Tenant that Landlord desires to have JWD and Liftech pay Rent directly to Landlord, in which event Tenant will instruct JWD and Liftech to thereafter pay directly to Landlord all Base Rent, Operating Expenses, Additional Rent and other amounts due or payable under their respective subleases (including, without limitation, any deferred or past due Rent), and Landlord will have the right to receive and retain all such amounts. The amounts paid by JWD and Liftech with respect to the 14th Floor Premises are in addition to the Base Rent, Operating Expenses, Additional Rent or other amounts payable by Tenant with respect to the Remaining Premises pursuant to this Fourth Amendment, and except as provided in Sections 4.1, 4.2 and 4.3 of this Fourth Amendment, nothing in this Fourth Amendment will reduce or otherwise affect the obligations of JWD and Liftech to pay Rent or to perform their other obligations under the JWD Sublease and the Liftech Sublease. Except for Tenant’s obligation to pay to Landlord all rents that Tenant receives from JWD and Liftech, Tenant will have no further obligation or liability to Landlord for (i) any shortfall between the aggregate amounts paid under the JWD Sublease and the Liftech Sublease and the amounts previously paid under the Lease with respect to the 14th Floor Premises or (ii) any failure by JWD or Liftech to pay any amounts due or to perform any other obligations under the JWD Sublease or the Liftech Sublease, and

Landlord agrees to look solely to JWD and Liftech with respect thereto including following a default or a termination of their sublease agreements, if any. As of the Effective Date, Tenant is also relieved from any and all maintenance, repair, insurance, indemnity, holdover, surrender, and similar obligations with regard to the 14th Floor Premises. Landlord will indemnify, hold harmless, protect and defend Tenant from and against any and all claims, losses, damages, liabilities, judgments, settlements, penalties, fines, costs, and expenses (including, but not limited to, attorneys’ fees) arising from claims against Tenant relating to the 14th Floor Premises, except to the extent caused by the negligent or willful acts of Tenant or its employees or authorized representatives. Tenant will take no action to amend or terminate the JWD Sublease or the Liftech Sublease, or to pursue or enforce any remedies thereunder, without Landlord’s prior written direction and approval.

4.2    Assignment of JWD and Liftech Subleases.    At any time after the Effective Date Landlord may, at its option, elect to have Tenant’s rights and obligations under the JWD Sublease and the Liftech Sublease assigned to Landlord. Upon Landlord’s delivery of written notice of such election to Tenant: (i) all right, title and interest of Tenant under the JWD Sublease and the Liftech Sublease will be deemed to have been assigned and transferred to Landlord; and (ii) Landlord will be deemed to have accepted the assignment and assumed the obligations of Tenant under the JWD Sublease and the Liftech Sublease to the extent that such obligations first arise or accrue on or after the date of Landlord’s notice. Unless otherwise determined by Landlord in its sole discretion, Tenant’s interests under the JWD Sublease and the Liftech Sublease transferred by such assignment shall remain separate and distinct from, and shall not merge with, Landlord’s interest in the JWD Premises and the Liftech Premises covered by the Lease in which case Tenant shall be released from all further liability to the Landlord, JWD and Liftech.

4.3    Communications with JWD and Liftech.    Tenant agrees that Landlord may, at any time after the Effective Date of this Fourth Amendment, discuss, negotiate or otherwise communicate directly with JWD and/or Liftech regarding the terms of the JWD Sublease and the Liftech Sublease, extensions thereof or other amendments thereto (including, without limitation, conversion of the JWD Sublease and/or the Liftech Sublease to a direct lease between Landlord and JWD or Liftech, as the case may be), and Tenant will cooperate to facilitate such discussions, negotiations or other communications without making any claims against Tenant or reducing their obligation under the sublease agreement, provided that Tenant’s rights and obligations with respect to the JWD Sublease and/or the Liftech Sublease are not affected thereby. Neither any such discussions, negotiations or communications between Landlord and JWD or Liftech nor any agreement that Landlord and JWD or Liftech may reach as a result of such discussions, negotiations or communications will give rise to any right or claim by Tenant against Landlord for interference with contractual relations or otherwise, and Tenant hereby waives and releases Landlord from any and all claims in connection therewith provided that no claims arising from such discussions, negotiations or communications are made against Tenant or Tenant’s rights and obligations with respect to the JWD Sublease and/or the Liftech Sublease are not affected thereby.

4.4    Payment of Rent Under Neustar Sublease.    Unless and until Landlord elects otherwise in accordance with the terms of the Neustar Sublease, Landlord and Tenant acknowledge that Neustar will continue to be a subtenant of Tenant under the Neustar Sublease and will continue to pay all Base Rent, Operating Expenses, Additional Rent and other amounts due under the Neustar Sublease directly to Tenant.

4.5    Sublease Rents During Advance Rent Period.    The provisions of Section 15.05 of the Lease to the contrary notwithstanding, any and all rents or other consideration received by Tenant under any Assignment or Sublease during the period covered by the Advance Rent (other than amounts received under the Neustar Sublease or any amendments thereof or pursuant to a transaction permitted under Section 15.02 of the Lease) shall be paid to Landlord, whether or not such rents or other consideration exceeds the rent and other sums payable by Tenant to Landlord under the Lease, as amended by this Fourth Amendment. Any such amounts paid to Landlord that would otherwise have been retained by Tenant under the provisions of Section 15.05 of the Lease will be held and applied by Landlord to the monthly installment(s) of Base Rent first due after the period covered by the Advance Rent.

5.    CONDITION SUBSEQUENT.    The amendments to the Lease set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 of this Fourth Amendment will be effective only so long as no default beyond applicable notice and cure periods by Tenant with regard to non- payment of Base Rent and Operating Expenses occurs under the Lease as amended by this Fourth Amendment within four (4) calendar months after the date on which all of the conditions described in Section 3.1 of this Fourth Amendment have been satisfied (the “Due Performance Period”). In the event that such a default (as only described above) does occur during the Due Performance Period, then Landlord may bring an action against Tenant for its liability under the Lease in any amount recoverable by law immediately prior to the Effective Date, and Landlord will be entitled to assert against Tenant all of Landlord’s rights and remedies as set forth in the Lease, and the right to recover damages from Tenant as provided in California Civil Code Section 1951.2, as if the Lease had been terminated by Landlord on the Effective Date as a result of Tenant’s default thereunder, in addition to any other rights and remedies Landlord has under the Lease, this Fourth Amendment or State or federal law, and in such event it is expressly understood and agreed by Landlord and Tenant that this Fourth Amendment will not be construed as a substitution of an agreement for an obligation, or as a novation or the substitution of a contract for an obligation, but instead as a mere mechanism employed by the parties hereto to permit a procedure whereby Landlord and Tenant are afforded the benefits set forth herein.

6.    REPRESENTATIONS AND WARRANTIES.

(a)    Both Tenant and the authorized officer executing this Fourth Amendment on behalf of Tenant represent and warrant to Landlord that:

1.    The Lease constitutes the complete agreement between Landlord and Tenant for the Premises, and, except for that month-to-month Rental Agreement dated June 5, 2003, between Tenant and J Starr Solutions, L.L.C. for a single office space in the 15th Floor Premises, the amendments described in Section 1.2, this Fourth Amendment and the subleases described in Sections 1.4 and 1.5, no other amendments to the Lease or assignments or subleases of all or any portions of Tenant’s interest in the Lease or the Premises, either written or oral, currently exist. As of the Effective Date, except for the payment of Rent for the months of January and February, 2004, there exist no defaults under the Lease by Landlord (to Tenant’s actual knowledge) or by Tenant, and no event exists which with the passage of time or the giving of notice or both would constitute a default under the Lease by Landlord (to Tenant’s actual knowledge) or by Tenant.

2.    The JWD Sublease, Liftech Sublease and Neustar Sublease (together, the “Subleases”) constitute the complete agreements between Tenant and JWD, Liftech and Neustar, respectively, and no other amendments to the Subleases or assignments or subleases of all or any portions of the Premises covered by the Subleases or of Tenant’s interests in the Subleases or the Premises covered thereby, either written or oral, currently exist. Tenant has not received any prepaid Rent from JWD, Liftech or Neustar except any rent received for the month of February, 2004.

(b)    Both Landlord and the authorized officer executing this Fourth Amendment on behalf of Landlord represent and warrant to Tenant that, prior to the Effective Date, Landlord’s Mortgage Lender has consented or been deemed to have consented to this Fourth Amendment. The Effective Date shall be the date on which Landlord executes and delivers this Fourth Amendment to Tenant and, until such date, Tenant may not rescind this Fourth Amendment as long as, during the period after Tenant’s execution of this Fourth Amendment and prior to the Effective Date, no default notice is served by Landlord with respect to any failure by Tenant to pay Rent under the Lease.

7.    BROKERS.    Landlord and Tenant each warrants and represents to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Fourth Amendment other than Tenant’s advisors Robert R. Tillman and Steve Gerbsman, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Fourth Amendment. Tenant will pay any commissions, fees or other amounts payable to Robert R. Tillman and Steve Gerbsman pursuant to a separate written agreement. In the event of any other claims for brokers’ or finders’ fees with respect to this Fourth Amendment, Landlord will indemnify, hold harmless, protect and defend Tenant from and against such claims if they are based upon any statement or representation or agreement made by Landlord, and Tenant will indemnify, hold harmless, protect and defend Landlord if such claims are based upon any statement, representation or agreement made by Tenant.

8.    EFFECTIVENESS OF LEASE.    Except as set forth in this Fourth Amendment, all the provisions of the Lease will remain unchanged and in full force and effect. All defined terms in the Lease will apply to this Fourth Amendment, except to the extent inconsistent herewith. If there is any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment will control.

9.    MISCELLANEOUS.

9.1    Recitals.    The recitals set forth in Section 1 of this Fourth Amendment are true and correct and are incorporated herein by reference.

9.2    Counterparts.    This Fourth Amendment may, for convenience, be signed in any number of counterparts or facsimile copies with the same effect as if the signature to each such counterpart and/or facsimile copy were upon a single instrument. Each counterpart shall be deemed an original and all of such counterparts taken together shall constitute one document.

EXECUTED to be effective as of the Effective Date.

LANDLORD:

OAKLAND CORPORATE CENTER, L.L.C.,

a Delaware limited liability company

By:	Oakland Holdings, L.L.C.,
a Delaware limited liability company,
Its Sole Member

By:	Oakland Corporate Associates, L.L.C.,
a Delaware limited liability company,
Its Sole Member

By:	Summit Oakland Investors, L.L.C.,
a Delaware limited company,
Its Administrative Managing Member

By:	Highridge Asset Management, L.L.C.,
a	Delaware limited liability company,
Its Manager

By:	Highridge Management Inc.,
a California corporation,
Its Managing Member

By:

Larry M. Matsui

Its:	Vice President

TENANT:

VERSATA, INC.,

a Delaware corporation

By:
Its:

By:
Its:

EXHIBIT A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

VERSATA, INC.

WARRANT TO PURCHASE COMMON STOCK

Issue date: March             , 2004

1.    General.    THIS CERTIFIES THAT,                      (the “Holder”) is entitled to subscribe for and purchase up to fifty thousand (50,000) fully paid and nonassessable shares of common stock of Versata, Inc., a Delaware corporation (the “Company”), at a price of $             per share (the “Exercise Price”) subject to the provisions and upon the terms and conditions hereinafter set forth. This warrant (this “Warrant”) is being issued to the Holder in connection with the lease of certain office space located at 300 Lakeside Drive in Oakland, California between the Company and the Holder of even date herewith.

2.    Exercise Period; Vesting.    This Warrant may be exercised by the Holder at any time and from time to time (but no more than four (4) times) from the issue date above until February     , 2014. This Warrant shall expire upon the first to occur of the following: (i) 5 p.m. Pacific time on February      2014; (ii) upon (a) the acquisition of all or substantially all of the assets of the Company or (b) the acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation, the surviving entity or the entity that controls such surviving entity (a “Change in Control”).

3.    Exercise; Payment.

a.    Cash Exercise.    The Holder may exercise this Warrant in whole or in part, by surrendering this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company, of an amount equal to the aggregate purchase price of the shares of common stock being purchased.

b.    Stock Certificates.    In the event the Holder exercises any of the rights represented by this Warrant to purchase shares of common stock, the Company shall deliver to the Holder certificates representing such shares within a reasonable time and, unless the Holder has fully exercised this Warrant or the Warrant has expired, a new warrant representing the remaining shares underlying this Warrant.

4.    Reservation of Shares.    The Company covenants and agrees that all shares of common stock which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all preemptive rights of any stockholder and free from all taxes, liens and charges created by the Company with respect to the issue thereof. During the period within which the Holder may exercise this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Warrant.

5.    Adjustment of Exercise Price and Number of Shares.    The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

a.    Reclassification.    In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), the Company shall duly execute and deliver to the Holder a new warrant, so that the Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of common stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of common stock under this Warrant. Such new warrant shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this section. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes and conversions.

b.    Combination or Subdivision of Shares.    If the Company at any time while this Warrant remains outstanding and unexpired shall combine its outstanding shares of common stock, the number of shares purchasable shall be proportionally decreased and the Exercise Price proportionally increased effective concurrently with such combination. In the case of a subdivision, the number of shares purchasable shall be proportionally increased and the Exercise Price proportionally decreased effective concurrently with such subdivision.

c.    Stock Dividends.    If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to shares of common stock in shares of common stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of common stock outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of common stock outstanding immediately after such dividend or distribution.

6.    Fractional Shares.    No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7.    Compliance with Securities Law.    The Holder, by acceptance hereof, agrees that the Holder is acquiring this Warrant, and the shares of common stock to be issued upon exercise hereof, for investment and will not offer, sell or otherwise dispose of this Warrant, or any shares of common stock to be issued upon exercise hereof, except under circumstances which will not result in a violation of the Securities Act of 1933 (the “Securities Act”). Upon exercise of this Warrant, unless the shares being acquired are registered under the Securities Act or an exemption from such registration is available, the Holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of common stock so acquired are being acquired for investment and not with a view towards distribution or resale. All shares of common stock issued upon exercise of this Warrant shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

8.    Transferability.    This Warrant and all rights hereunder are not transferable without the prior written consent of the Company. In the event that the Company agrees to any such transfer, such transfer shall be effected, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed.

9.    Rights as Stockholder.    No Holder, solely as such, shall be entitled to vote or receive dividends or be deemed a stockholder of the Company.

10.    Modification and Waiver.    This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

11.    Notices of Change.

a.    Promptly upon any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

b.    The Company shall give written notice to the Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

c.    The Company shall give written notice to the Holder at least ten (10) business days prior to the date on which the closing of a Change in Control is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such Change in Control.

12.    Transfer Books.    The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of common stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

13.    Loss, Theft, Destruction, or Mutilation.    The Company represents and warrants to the Holder that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of this Warrant, the Company, at the Holder’s expense, will make and deliver a new warrant of like tenor in lieu of the lost, stolen, destroyed or mutilated Warrant.

14.    Notices.    Any notice, request, communication or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered via overnight courier by certified or registered mail, postage prepaid, to the Holder’s address as shown on the books of the Company or to the Company at the address indicated on the signature page of this Warrant.

15.    Descriptive Headings.    The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

16.    Governing Law.    This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

17.    Acceptance.    Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

VERSATA, INC. 300 Lakeside Drive Oakland, California 94612

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:	Versata, Inc.

1.    The undersigned hereby elects to purchase                      shares of common stock of Versata, Inc. pursuant to the terms of the attached Warrant.

2.    The undersigned tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3.    Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.    The undersigned hereby represents and warrants that the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to or for resale in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares. The undersigned hereby delivers an Investment Representation Statement in the form attached to the Warrant as Schedule 1 to Exhibit A.

Date:		By:

Name:

Title:
(if applicable)

Schedule 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Security:	Shares of Common Stock

Amount:

Date:

In connection with the purchase of the above listed shares of common stock (the “Securities”), the undersigned (the “Purchaser”) represents to Versata, Inc. (the “Company”) as follows:

(a)    The Purchaser is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b)    The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if the Purchaser’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c)    The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Securities. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

(d)    The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein.

(e)    The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 even if the one year minimum holding period had been satisfied.

(f)    The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required, and that, notwithstanding the fact that Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

PURCHASER

By:

Name:

Title:
(if applicable)